UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
December 17, 2020
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Increase in Board Size; Election of Director
As previously disclosed by SolarWinds Corporation (the “Company”) in its Current Report on Form 8-K filed on December 9, 2020 (the “Prior Form 8-K”), the Company appointed Sudhakar Ramakrishna as its Chief Executive Officer and President and a member of the Board of Directors (the “Board”) of the Company, each effective as of January 4, 2021. On December 17, 2020, the Board determined, based on the recommendation of its Nominating and Corporate Governance Committee, to increase the size of the Board to twelve members and to appoint Sudhakar Ramakrishna to the Board, each effective December 17, 2020. The Board designated Mr. Ramakrishna as a Class I director to stand for re-election at the Company’s 2022 annual meeting of stockholders.
There are no arrangements or understandings between Mr. Ramakrishna and any other persons pursuant to which he was appointed as a director of the Company, and Mr. Ramakrishna has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as Chief Executive Officer and President of the Company, Mr. Ramakrishna is entitled to the compensation disclosed in the Prior Form 8-K. Mr. Ramakrishna will not receive any additional compensation as a result of his appointment as a director of the Company.

Item 9.01		Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	December 23, 2020	By:	/s/ Kevin B. Thompson
Kevin B. Thompson
President and Chief Executive Officer